                                                                    Exhibit 2.1
John J. Dawson, Esq. (002786)
Susan G. Boswell, Esq. (004791)
Ronald E. Reinsel, Esq. (011059)
STREICH LANG, P.A.
Renaissance One
Two North Central Avenue
Phoenix, Arizona  85004-2391
(602) 229-5200
Attorneys for EDWARD J. SHOEN, JAMES P. SHOEN, AUBREY K. JOHNSON, and JOHN M. DODDS, Debtors and Debtors-In-Possession

Lowell E. Rothschild, Esq. (000635)
MESCH, CLARK & ROTHSCHILD, P.C.
259 North Meyer Avenue
Tucson, Arizona  85701-1090
(520) 624-8886
Attorneys for WILLIAM E. CARTY, Debtor and Debtor-In-Possession


                      IN THE UNITED STATES BANKRUPTCY COURT

                           FOR THE DISTRICT OF ARIZONA


In re:                                 )    In Proceedings Under
                                       )    Chapter 11
EDWARD J. SHOEN,                       )
                                       )    Case No. 95-1430-PHX-JMM
                                       )    (Jointly Administered Under
                                       )    Case No. 95-1430-PHX-JMM)
                                       )
                  Debtor.              )    ORDER CONFIRMING PLAN
                                       )
                                       )    Date of Hearing: 3/7/96
                                       )    Time of Hearing: 9:00 a.m.
- ---------------------------------------

                           This matter came on for hearing before the Court in
a Confirmation Hearing which began on November 6, 1995 and concluded on March 7, 1996. At the conclusion of the Confirmation Hearing, the Debtor requested confirmation of his plan of reorganization entitled "Second Amended And Restated Debtor's Plan Of Reorganization Proposed By Edward J. Shoen (Including And Restating Surviving Provisions Of The Debtor's Initial Plan, Amended And Restated Plan, And First, Second, Third, And Fourth

Amendments)" (as modified by this Confirmation Order, and not otherwise, the "Plan"). A true and correct copy of the text of the Plan, subject only to the modifications stated in this Confirmation Order, is attached as the PLAN SCHEDULE to this Confirmation Order. Unless otherwise expressly stated in this Confirmation Order, all capitalized defined terms used herein will have the same meanings as in the text of the Plan.

                  The Court has considered the entire record (including all pleadings, evidence, and arguments) presented with respect to confirmation of the Plan. Based on the entire record, the Court hereby makes all of the following determinations:

         A. Plan Modifications Pursuant To This Confirmation Order. The text of the Plan is hereby modified as follows:

                  (i) Notwithstanding anything to the contrary in the definition of the Effective Date in Section 2.26 of the Plan, the Effective Date will be no later than October 1, 1996. The Debtor, however, does not waive the right to seek further modification of the Plan after the Confirmation Date (including when the Effective Date must occur) should circumstances warrant. In this regard, AMERCO has advised the Bankruptcy Court at the Confirmation Hearing of its awareness that there are risks involved in accomplishing funding of the Plan; and the parties have discussed on the record various examples of risks and events which may or may not warrant any adjustment of the Effective Date. Subject to the foregoing, the definition of the Effective Date otherwise remains in effect as stated in the text of the Plan.

                  (ii) Subsection (b) of Section 2.26A, which is the Section defining the Escrow Account, is supplemented to provide that the amount(s) required to be escrowed will be determined pursuant to a separate order of the Bankruptcy Court--all as provided in the "Reporter's Transcript Of Proceedings," dated March 6, 1996, which the Debtor filed with the Bankruptcy Court at the March 7, 1996 session of the Confirmation Hearing. Such separate order of the Bankruptcy Court (including any appeal(s) thereof) will not affect the finality of this Confirmation Order or the provisions of the Plan regarding the payments of the unpaid Share Case Claims and the surrenders or transfers of the Shareholder Plaintiffs' AMERCO common stock to AMERCO as the Debtor's designee.

                  (iii) Notwithstanding anything to the contrary in Article XIX of the Plan regarding the Debtor's discharge, and subject to the Dischargeability Litigation until it is finally adjudicated and concluded as to the Debtor, the discharge of the Debtor will occur on the Effective Date. Subject to the foregoing, Article XIX regarding the Debtor's discharge otherwise remains in effect as stated in the text of the Plan.

The foregoing modifications (as well as the text of the Plan which is itself an amendment and restatement of prior versions of the Plan) are appropriate under Bankruptcy Code Section 1127, 11 U.S.C. Section 1127, and do not require any further disclosures, solicitation, or voting regarding the Plan. In accordance with Bankruptcy Code Section 1127, 11 U.S.C. Section 1127, the text of the Plan, subject to and hereby incorporating the foregoing modifications, becomes the Plan.

         B. Plan Satisfies Confirmation Requirements Of Bankruptcy

Code Section 1129, 11 U.S.C. Section 1129. As demonstrated by the provisions of the Plan which are summarized in the attached CLASS SCHEDULE, the Plan provides for full payment of all Claims which are or become Allowed Claims against the Debtor. The Plan satisfies all of the confirmation requirements of Bankruptcy Code Section 1129(a), 11 U.S.C. Section 1129(a), with the sole exception of Bankruptcy Code Section 1129(a)(8), 11 U.S.C. Section 1129(a)(8). With respect to Bankruptcy Code Section 1129(a)(8), 11 U.S.C. Section 1129(a)(8), and each Class of Claims which is impaired by the Plan and has not accepted the Plan, the Plan does not discriminate unfairly, and is fair and equitable. Therefore, the Plan satisfies the confirmation requirements of Bankruptcy Code Section 1129(b), 11 U.S.C. Section 1129(b).

         C. Confirmation Objections Withdrawn Or Overruled. In accordance with the record established by the "Reporter's Transcript Of Proceedings," dated March 6, 1996, which the Debtor filed with the Court at the March 7, 1996 session of the Confirmation Hearing, the Share Case Plaintiffs withdrew their objection to confirmation of the Plan. After the withdrawal of the Share Case Plaintiffs' objection, only Paul Shoen's objection to confirmation of the Plan remained unresolved. In accordance with the record of the Confirmation Hearing (especially the March 7, 1996 session thereof), and the Court's ruling regarding Paul Shoen's standing in the "Memorandum Decision And Order Re: Motion

For Rehearing And Standing Issues," which the Court issued on March 4,
1996, the objection of Paul Shoen to confirmation of the Plan should be, and hereby is, overruled.

         D. Non-Interference And Retention Of Jurisdiction. The Court will retain jurisdiction to enter and continue in effect such orders as the Court deems necessary or appropriate to facilitate performance of the Plan and to prevent interference with efforts to perform the Plan. In this regard, without limitation, and until the Effective Date has occurred, the Court will retain jurisdiction: (i) to enter orders requiring the Debtor or any other individual or entity to execute or deliver instruments, to perform any act, or to refrain from acting--all to the extent necessary to facilitate performance of the Plan;
(ii) to determine any issue which may arise with respect to the Debtor's claimed right to have the respective Shareholder Plaintiffs' AMERCO common stock still outstanding surrendered or transferred to AMERCO (as the Debtor's designee) when the respective unpaid Share Case Claims are paid pursuant to the Plan; and (iii) to determine any issue which may arise with respect to any request, demand, or contention that AMERCO is obliged or permitted to conduct an annual shareholders' meeting earlier than the Effective Date. The Court's retained jurisdiction will include the right to enjoin and otherwise to sanction any individual or entity who acts contrary to this Confirmation Order or without the permission of the Court as to the subject matter of its retained jurisdiction. Nothing in this Confirmation Order (including this paragraph D) is intended to try to extend the Bankruptcy Court's jurisdiction beyond what is authorized by applicable law (including 28 U.S.C. Sections 151, 157, and 1334 and 11 U.S.C. Section 105), or to affect any rights, claims, or interests of any individual or entity except as expressly provided in the Plan or as may be necessary, proper, and lawful to facilitate performance of the Plan.

                  NOW, THEREFORE, pursuant to all of the foregoing; and good cause appearing,

                  IT IS HEREBY ORDERED, ADJUDGED, AND DECREED as follows:

                  1. The Plan will be, and hereby is, confirmed.

                  2. Every unresolved objection to confirmation of the Plan will be, and hereby is, overruled.

                  3. Jurisdiction will be, and hereby is, retained by the Court as provided in the Plan and for all purposes and with respect to all subject matter described in the preceding paragraph D of this Confirmation Order. Notwithstanding such retention of jurisdiction and any provisions regarding the Court's entry of separate or further orders, this Confirmation Order is intended by the Court to be a final order. Accordingly, the Court expressly determines that there is no just reason for delay and expressly directs the entry of this Confirmation as a final order.

DATED:
       ------------------------              ----------------------------
                                              HONORABLE JAMES M. MARLAR
                                              UNITED STATES BANKRUPTCY JUDGE

APPROVED AS TO FORM BY:

STREICH LANG
A Professional Association

By
       ------------------------
         John J. Dawson
         Susan G. Boswell
         Ronald E. Reinsel

Attorneys for EDWARD J. SHOEN,
JAMES P. SHOEN, AUBREY K. JOHNSON,
and JOHN M. DODDS,
Debtors and Debtors-In-Possession

MESCH, CLARK & ROTHSCHILD, P.C.

By:
       ------------------------
         Lowell E. Rothschild
         Scott Gan

Attorneys for WILLIAM E. CARTY,
Debtor and Debtor-In-Possession

MOHR, HACKETT, PEDERSON, BLAKLEY,
  RANDOLPH & HAGA, P.C.

By:
       ------------------------
         Robert C. Hackett

         and

LAW OFFICE OF MICHAEL W. CARMEL

By:
       ------------------------
         Michael W. Carmel

Attorneys for AMERCO

OSBORN MALEDON

By:
       ------------------------
         C. Taylor Ashworth

         and

LAW OFFICE OF WALTER GILMORE SHAW

By:
       ------------------------
         Gil Shaw

         and

- -------------------------------
MICHAEL L. SHOEN
Pro Se and Attorney for MICKL, Inc.

Attorneys for/Representatives of the
Share Case Plaintiffs

                                EDWARD J. SHOEN,
                                CASE NO. 95-1430

                               CLASS SCHEDULE(1)

Class 1: Administrative Claims. This Class will be paid in full and is unimpaired under the Plan, and is deemed to have accepted the Plan.

Class 2: Priority Unsecured Claims. This Class will be paid in full and is unimpaired under the Plan, and is deemed to have accepted the Plan.

Class 3A: Leonard S. Shoen And/Or LSS, Inc. Share Case Claims. Because of the full payment of the Share Case Claims previously asserted by Leonard S. Shoen and LSS, Inc., this Class does not contain any unpaid Claim, and has been deleted from the Plan.

Class 3B: Samuel W. Shoen And/Or SAMWILL, Inc. Share Case Claims. This Class will be paid in full as stated in the Plan and the matrix which is Appendix "1" to the Plan. The matrix recites that Non-Shareholder Plaintiff Samuel W. Shoen will be paid $75,051,557.55 from the Share Case Plaintiffs' Effective Date Payoff; and that Shareholder Plaintiff Katabasis International, Inc., formerly SAMWILL, Inc., will be paid $27,485,083.20 from the Share Case Plaintiffs' Effective Date Payoff. If any post-Petition Date interest is ultimately paid from the Escrow Account, such interest will be paid pro rata to the Non-Shareholder Plaintiff and the Shareholder Plaintiff in the Class in the same proportion as their respective Share Case Claims(2). To whatever extent, if any, that this Class is considered impaired under the Plan, this Class has not accepted the Plan.

Class 3C: Michael L. Shoen And/Or MICKL, Inc. Share Case Claims. This Class will be paid in full as stated in the Plan and the matrix which is Appendix "1" to the Plan. The matrix recites that Non-Shareholder Plaintiff Michael L. Shoen will be paid $74,937,510.53 from the Share Case Plaintiffs' Effective Date.

- ----------------------
        (1) This Class Schedule is prepared solely for summary purposes, and is not intended to limit or modify the provisions of the Plan.

        (2) All payment amounts estimated under the Plan and pursuant to this Class Schedule are subject to the reserved right of the Debtor or the Reorganized Debtor to correct arithmetical errors, if any, in the calculation and payment of any Claim as provided in the Plan. Such reserved right will include the right to ensure that credit has been given for the $1,500,000 payment of the principal of the Share Case Judgment made by Paul Shoen and reimbursed by AMERCO.

Payoff; that Shareholder Plaintiff Michael L. Shoen will be paid $2,584 from the Share Case Plaintiffs' Effective Date Payoff; and that Shareholder Plaintiff MICKL, Inc. will be paid $27,444,283.20 from the Share Case Plaintiffs' Effective Date Payoff. If any post-Petition Date interest is ultimately paid from the Escrow Account, such interest will be paid pro rata to the Non-Shareholder Plaintiff and the Shareholder Plaintiffs in the Class in the same proportion as their respective Share Case Claims. To whatever extent, if any, that this Class is considered impaired under the Plan, this Class has not accepted the Plan.

Class 3D: Mary Anna (Shoen) Eaton And/Or MARAN, Inc. Share Case Claims.
Because of the settlements of the Share Case Claims previously asserted by Mary Anna (Shoen) Eaton and MARAN, Inc. (and the full performance of those settlements after the Bankruptcy Court's approval of the Debtor's participation), this Class does not contain any unpaid Claim, and has been deleted from the Plan.

Class 3E: Cecilia (Shoen) Hanlon And/Or CEMAR, Inc. Share Case Claims. This Class will be paid in full as stated in the Plan and the matrix which is Appendix "1" to the Plan. The matrix recites that Non-Shareholder Plaintiff Cecilia (Shoen) Hanlon will be paid $43,300,889.71 from the Share Case Plaintiffs' Effective Date Payoff; and that Shareholder Plaintiff CEMAR, Inc., will be paid $15,857,491.20 from the Share Case Plaintiffs' Effective Date Payoff. If any post-Petition Date interest is ultimately paid from the Escrow Account, such interest will be paid pro rata to the Non-Shareholder Plaintiff and the Shareholder Plaintiff in the Class in the same proportion as their respective Share Case Claims. To whatever extent, if any, that this Class is considered impaired under the Plan, this Class has not accepted the Plan.

Class 3F: Theresa (Shoen) Romero And/Or THERMAR, Inc. Share Case Claims. Because of the full payment of the Share Case Claims previously asserted by Theresa (Shoen) Romero and THERMAR, Inc., this Class does not contain any unpaid Claim, and has been deleted from the Plan.

Class 3G: Katrina (Shoen) Carlson And/Or KATTYDID, Inc. Share Case Claims. This Class will be paid in full as stated in the Plan and the matrix which is Appendix "1" to the Plan. The matrix recites that Non-Shareholder Plaintiff Katrina (Shoen) Carlson will be paid $37,445,101.15 from the Share Case Plaintiffs' Effective Date Payoff; that Shareholder Plaintiff Katrina (Shoen) Carlson will be paid $4,993,756.80 from the Share Case Plaintiffs' Effective Date Payoff; and that Shareholder Plaintiff KATTYDID, Inc. will be paid $8,719,286.40 from the Share Case Plaintiffs' Effective Date Payoff. If any post-Petition Date interest is ultimately paid from the Escrow Account, such interest will be paid pro rata to the Non-Shareholder Plaintiff and the Shareholder Plaintiffs in the Class in the same proportion as their respective Share Case Claims. To whatever extent, if any, that this Class is considered impaired under the Plan, this Class has not accepted the Plan.

Class 4: General Unsecured Claims. This Class is impaired under the Plan and has voted to accept the Plan. The Allowed Claims in this Class, which total approximately $55,000, will be paid in full (including post-Effective Date interest) in three (3) installments on or before the Effective Date, the six
(6) month anniversary thereof, and the one (1) year anniversary thereof.

Class 5: Punitive Damage Claim. This Class contains the Punitive Damage Claim, which is a Disputed Claim. The unpaid amount of the Punitive Damage Claim currently alleged by the Share Case Plaintiffs (i.e., all except Mary Anna (Shoen) Eaton and MARAN, Inc.) is $6,000,000 plus interest. The Punitive Damage Claim will be treated and will be paid (if, when, and to the extent that it is an Allowed Claim) over the term of the Plan as provided in Article XIII of the Plan. Class 5 is impaired under the Plan and has not accepted the Plan.

Class 6: Securities Litigation Claims. This Class is impaired under the Plan and has voted to accept the Plan. The Securities Litigation Claims in this Class will be treated in accordance with the terms of a settlement by and among the Debtor and others and the Creditors asserting the Securities Litigation Claims. The Bankruptcy Court has approved the Debtor's participation in the settlement.

Class 7: Share Case Judgment Codebtor Claims. The Debtor does not believe that there is any allowable Claim in this Class and, therefore, this Class has been deleted from the Plan.

Class 8: Debtor's Equity Interest. The Class 8 Debtor's equity interest is unimpaired under the Plan. Subject to the provisions of the Plan providing for payment in full of the Creditors holding the Allowed Claims in the Classes of Creditors established by the Plan, the Debtor will retain his equity interest, which will revest in the Reorganized Debtor on the Effective Date.